EXHIBIT 10.17



                         EXECUTIVE EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                  ANICOM, INC.

                                       AND

                                DONALD C. WELCHKO






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                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made as of October 1, 1996 by and between Donald C. Welchko ("Executive") and ANICOM, INC., a Delaware corporation (the "Company").


                              PRELIMINARY RECITALS


         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as Vice President and Chief Financial Officer of the Company on the terms and conditions set forth in this Agreement.

         WHEREAS, the Company is engaged in the business of selling and distributing communication related wire, cable, fiber optics and computer network and connectivity products (the "Business").

         NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:

         1. Employment of Executive. The Company hereby employs Executive as the Company's Vice President and Chief Financial Officer, and Executive hereby accepts such employment and agrees to act as Vice President and Chief Financial Officer of the Company, all in accordance with the terms and conditions of this Agreement.

         2. Term of Employment. Executive's employment under this Agreement will begin on the date of this Agreement and will continue until the tenth (10th) anniversary of the date of this Agreement (the "Initial Employment Period" and together with any Renewal Period (as defined), if any, the "Employment Period"). The terms and conditions of this Agreement shall be automatically renewed for subsequent terms of ten (10) years (each, a "Renewal Period") unless at least one hundred twenty (120) days prior to the commencement of a Renewal Period, either the Company or the Executive shall give notice to the other of its or his intent to not renew this Agreement. If notice of intent not to renew this Agreement is given by either the Company or the Executive pursuant to this
Section 2, such notice shall constitute termination without Cause for purposes of this Agreement, and any rights of the Executive arising as a result of such termination without Cause shall survive termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination at any time pursuant to Section 8.

         3. Offices and Duties. Subject to Section 8, during the Employment Period, Executive will perform the duties of Vice President and Chief Financial Officer of the Company as described in the Company's Bylaws and such other duties as the Company's Board of

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Directors  may  prescribe  from time to time.  Executive  agrees that during the
Employment Period, he will devote substantially all of his business time and attention to fulfill his duties under this Agreement.

         4.       Compensation

                  (a) Base Salary. During the Employment Period, the Company will pay Executive a base salary (the "Base Salary") in accordance with the Company's normal payroll practices for executive officers. The Base Salary during the Employment Period will be determined in the sole discretion of the Company's Board of Directors.

                  (b) Bonuses. Executive will be eligible for, but is not guaranteed to receive, additional compensation ("Bonus Payments") as determined from time to time in the sole discretion of the Company's Board of Directors.

                  (c) Benefits. Executive will be entitled to participate in group life and medical insurance plans, profit-sharing and similar plans, and other "fringe benefits" (collectively, "Benefits"), comparable to those made available by the Company to its other senior executive employees, in accordance with the terms of such plans.

                  (d) Withholding. All compensation payable to Executive under this Agreement is stated in gross amount and will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

                  (e) Expenses. The Company, in accordance with its policies and past practices, will pay or reimburse Executive for all expenses (including travel and entertainment expenses) reasonably incurred by Executive during the Employment Period in connection with the performance of Executive's duties under this Agreement, provided that Executive, if so requested by the Company's Board of Directors, must provide to the Company documentation or evidence of expenses for which Executive seeks reimbursement.

         5.       Covenant Not to Compete.

                  5.1 Executive's Acknowledgment. Executive agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Business and his relationships with customers and suppliers to compete with the Company. Executive further acknowledges that:

                  (a)      the Company is currently engaged in the Business;

                  (b) Executive has occupied a position of trust and confidence with the Company prior to the date of this Agreement and will continue to acquire an intimate knowledge of all proprietary and confidential information concerning the Business;


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                  (c) the agreements  and covenants  contained in this Section 5 are essential to protect the Company and the goodwill of the Business;

                  (d) the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement;

                  (e) the scope and duration of the Restrictive Covenants are reasonably designed to protect a protectible interest of the Company and are not excessive in light of the circumstances; and

                  (f) Executive has a means to support himself and his dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Section 5 will not impair such ability.

                  5.2 Non-Compete. The "Restricted Period" for purposes of this Agreement shall be the period of time commencing on the date hereof and ending on the date two (2) years after termination of Executive's employment for any reason, provided that, if a Change in Control occurs and, following the effective date of the Change in Control, the Executive's employment with the Company is terminated by the Executive for Good Reason or by the Company without Cause, then the "Restricted Period" shall end on the effective date of the termination of Executive's employment unless otherwise extended pursuant to
Section 11 below. Executive hereby agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere within thirty (30) miles of any office of the Company (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent of the stock of such corporation.

                  5.3 Non-Solicitation. Without limiting the generality of the provisions of Section 5.2 above, Executive hereby agrees that during the Restricted Period Executive will not, directly or indirectly, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which solicits, business from (i) any Person which is or was a customer of the Business during the Restricted Period, or from any successor in interest to any such Person for the purpose of marketing, selling or providing any such Person any services or products offered by or available from the Company, or encouraging any such Person to terminate or otherwise alter his, her or its relationship with the Company, or (ii) any Person who is or was a "Prospective Customer" of the Business, for the purpose of marketing, selling or providing any such Person any services offered by or available from the Company or encouraging any such Person to terminate or

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otherwise alter his, her or its relationship  with the Company.  For purposes of this Agreement, "Prospective Customer" shall mean any Person who the Company has contacted (orally or in writing), during the one year period prior to the earlier of (i) the date of determination or (ii) the effective date of the termination of Executive's employment with the Company, for the purpose of developing a relationship relating to the Business.

                  5.4 Interference with Employee Relationships. During the Restricted Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, without the prior written consent of the Company, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company (during the Employment Period or the Restricted Period), or otherwise seek to influence or alter any such person's relationship with the Company.

                  5.5 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 5 shall nevertheless stand, and the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or the Territory to permissible duration or size.

         6. Severance Payments. Following a Change in Control of the Company, if, during the thirty-six (36) months following such Change in Control, (i) Executive is terminated by the Company without Cause or (ii) Executive terminates employment with the Company (or its successor or assigns) for Good Reason, the Company shall pay and provide Executive each of the following:

                  (a) Within five (5) business days after the effective date of such termination of employment (the "Effective Date"), the Company (or its successor or assigns) will pay Executive a lump sum cash payment equal to the greater of:

                           (i) seven  hundred   and   fifty   thousand   dollars
                 ($750,000);

                           (ii) three (3) times the average annual  compensation
                  that was includible in Executive's gross income during each of the five (5) full fiscal years immediately prior to the Effective Date.

                  (b) Executive and his dependents shall continue to be covered for thirty-six (36) months after the Effective Date by all survivor rights, insurance and benefit programs of the Company (or its successor or assigns) in type and amount at least equivalent to that provided to him and his dependents by the Company immediately prior to the Change of Control; provided that if participation in any one or more of such arrangements is not possible under the terms thereof, the Company (or its successor or assigns) will provide substantially identical benefits outside of the programs. The cost of this coverage will be paid by the Company (or its successor or assigns).


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                  (c) If all or any portion of the amounts  payable to Executive under this Section 6, either alone or together with other payments which Executive has the right to receive from the Company, constitute "excess parachute payments" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), the Company (or its successor or assigns) shall increase the amounts payable pursuant to Section 6(a) above to the extent necessary to place Executive in the same after-tax position as he would have been in had no such excise tax been imposed on the payments hereunder. The determination of the amount of any such excise taxes shall initially be made by the independent accounting firm employed by the Company immediately prior to the Change in Control. If, at a later date, it is determined that the amount of excise taxes
         payable  by  Executive   is  greater  than  the  amount   initially  so
         determined, then the Company (or its successor or assigns) shall pay Executive an amount equal to the sum of (i) such additional excise taxes, (ii) any interest, fines and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse Executive for any income, excise or other taxes payable by Executive with respect to the amount specified in (i) and (ii) above, and the reimbursement provided by this (iii).

         Upon the occurrence of a Change in Control of the Company, if during the six (6) months following such Change in Control, Executive terminates employment with the Company (or its successor or assigns) without Good Reason, then within five (5) business days after the Effective Date, the Company shall pay to Executive an amount equal to twenty percent (20%) of the amount described in Section 6(a) above.

         7. Confidential Information. During the term of this Agreement and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information, except to the extent reasonably necessary to carry out Executive's duties and responsibilities to the Company. As used in this Section 7, "Confidential Information" shall mean any information relating to the Business or affairs of the Company, including but not limited to information relating to financial statements, business plans, forecasts, purchasing plans, customer identities, potential customers, employees, suppliers, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business of the Company; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

         8.       Termination

                  (a) The Company may terminate the Executive's employment hereunder at any time, without Cause (as defined in Section 9), upon not less than sixty (60) days notice to the Executive.


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                  (b) The Company may terminate Executive's employment hereunder at any time for Cause by providing to Executive written notice of termination stating the grounds for termination for Cause. Upon notice of termination of employment for Cause, the Employment Period will immediately end and Executive will not be entitled to receive any further compensation (whether in the form of Base Salary, Bonus Payments, or Benefits or otherwise) other than accrued but unpaid Base Salary.

                  (c) Notwithstanding anything to the contrary in this Agreement, the Employment Period will terminate upon the death or Disability of Executive. In the case of termination by the Executive for Good Reason or Disability, termination shall be effective upon the date of service of notice by either the Executive or the Company. In the case of death, termination shall become effective immediately upon the death of Executive. Upon termination by the Company without Cause, termination by the Executive for Good Reason, death or Disability, Executive will be entitled to receive (i) all accrued but unpaid Base Salary as of the date of such termination, (ii) a pro rata portion of the Bonus Payments (if any) for the year in which such termination occurs, and (iii) any amounts payable pursuant to Section 6(a) above, but all other obligations of the Company to pay Executive any further compensation, whether in the form of Base Salary, Bonus Payments, or Benefits (other than death and Disability benefits, if any) or otherwise, will terminate.

         9.       Definitions.  As used in this Agreement:

         "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

         "Anixter Family" means Alan B. Anixter, William R. Anixter, Scott C. Anixter, their spouses, heirs and any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of which any of the foregoing persons is a member for purposes of acquiring, holding or disposing of securities of the Company, any trust established by or for the benefit of any of the foregoing and any other entity controlled by or for the benefit of any of the foregoing.

         "Cause" means (a) an act of fraud or dishonesty by Executive that results in gain or personal enrichment of Executive at the Company's expense,
(b) Executive's conviction of a felony-class crime or any act involving moral turpitude, (c) any material breach by Executive of any provision of this Agreement that has not been cured by Executive within thirty days of written notice of such breach from the Company, (d) the Executive's willful engaging in gross misconduct materially injurious to the Company that has not been cured by Executive within thirty days of written notice specifying the alleged willful gross misconduct and material injury, or (e) any intentional act or gross negligence that has a material, detrimental effect on the reputation or Business of the Company. The decision to terminate Executive's employment for

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Cause,  to take other action or to take no action in response to such occurrence shall be in the sole and exclusive discretion of the Company.

         "Change in Control" means the happening of any of the following events:

                  (a) (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 9(a) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly) provided such acquisition or beneficial ownership would result in any other Person's beneficially owning fifty percent (50%) or more of the Outstanding Company Common Stock; excluding, however, the following:
         (A) any acquisition by the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate,
         (B) any acquisition by a member of the Anixter Family, or (C) any acquisition by or consummation of a Corporate Transaction with an Affiliate.

                  (b) A change in the composition of the Board such that the individuals who, as of the date of the Initial Public Offering (the "Public Offering"), constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the date of the Company's Public Offering whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

         "Disability" will be deemed to have occurred whenever the Executive has suffered physical or mental illness, injury, or infirmity that prevents Executive from fulfilling his duties under this Agreement for a period of ninety
(90) consecutive days in the manner ordinarily required of him as an officer of the Company and precludes him from actively participating in the management of the Business of the Company.


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         "Good  Reason" means the  occurrence  of any of the  following  events, unless (i) such event occurs with the Executive's express prior written consent,
(ii) the event is an isolated, insubstantial or inadvertent action or failure to act which was not in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or (iii) the event occurs in connection with the termination of the Executive's employment for Cause, Disability or death:

                  (a) the assignment to the Executive by the Company of any duties which are inconsistent with, a diminution of or an adverse change in the Executive's position, duty, title, office, responsibility or status with the Company, including without limitation, any diminution of the Executive's position or responsibility in the decision or management processes of the Company, reporting relationships, job description, duties, responsibilities, or any removal of the Executive from, or any failure to reelect the Executive to, such position;

                  (b) a reduction by the Company in the Executive's rate of Base Salary during the Employment Period;

                  (c) any failure to either continue in effect any material Benefits or to substitute and continue other plans, policies, programs or arrangements providing the Executive with substantially similar benefits, or the taking of any action which would substantially and adversely affect the Executive's participation in or materially reduce the Executive's Benefits or compensation;

                  (d) any failure by any successor or assignee of the Company to continue this Agreement in full force and effect or any breach of this Agreement by the Company (or any successor or assignee of the Company), unless such breach is cured within thirty (30) days of receiving written notice of the breach from the Executive.

         "Person" means any individual, corporation, trust, proprietorship, association, governmental body, agency or subdivision or other entity.

         10. Remedies. Executive acknowledges and agrees that the covenants set forth in Sections 5 and 7 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of the Restrictive Covenants, and that in the event of Executive's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.


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         11. Extension of Restricted Period. If a Change in Control occurs, and, following the effective date of the Change in Control, Executive's employment with the Company is terminated by the Executive for Good Reason or by the Company without Cause, Executive shall have the option of extending the Restricted Period for an additional term of two (2) years after the Effective Date by giving written notice thereof to the Company on or before the twentieth
(20th) day following the Effective Date (the "Extension  Option").  If Executive
exercises  the  Extension  Option,   the  Company  shall  pay  to  Executive  in
consideration  for the extension of the Restricted Period an amount equal to two
(2) times Executive's highest annual compensation that was includible in Executive's gross income during any of the five (5) full fiscal years immediately prior to the Effective Date. The foregoing amount shall be payable within fifteen (15) business days of Executive's exercise of the Extension Option.

         12.      Miscellaneous.

                  (a) Notices.  All notices and other communication  between the parties pursuant to this Agreement must be in writing and will be deemed given when delivered in person, one (1) business day after being dispatched by a nationally recognized overnight courier service, three
         (3) business days after being deposited in the U.S. Mail, registered or certified mail, return receipt requested, or one (1) business day after being sent by facsimile (with receipt acknowledged), to the Company at the address of its principal office in the Chicago, Illinois metropolitan area and to Executive (or his representatives) at his address as shown on the Company's records. Executive (or his representatives) may change his address for notice purposes by delivering notice to the Company in accordance with this Section 12(a). All notices sent to the Company shall also be delivered to Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693, Attention: Jeffrey R. Patt, Esq., Facsimile No.:
         (312-902-1061).

                  (b) Governing Law. This Agreement will be subject to and governed by the laws of the State of Illinois, without regard to principles of conflicts of laws.

                  (c) Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors, and assigns, subject to the limitations on assignment in Section 12(h).

                  (d) Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes any other agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

                  (e) Modification. No change or modification of this Agreement will be valid unless it is in writing and signed by both of the parties. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person or party to be charged.

                  (f) Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

         (g)  Headings.   The  headings  in  this  Agreement  are  inserted  for
convenience only and are not to be considered in the interpretation of construction of the provisions of this Agreement.

                  (h) Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign its rights to, and cause its obligations under this Agreement to be assumed by, any person or entity to whom or to which the Company simultaneously transfers by sale, merger, or otherwise all or substantially all of its assets.

                  (i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against Executive or the Company.

         IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first above written.


                                 ANICOM, INC.


                                 By:      /s/  Scott C. Anixter
                                          ------------------------------------
                                 Its:     Chairman and Chief Executive Officer


                                 EXECUTIVE:


                                 /s/  Donald C. Welchko
                                 ----------------------
                                 DONALD C. WELCHKO